EXHIBIT 10.4

WAIVER AND AMENDMENT

WAIVER AND AMENDMENT, dated as of January 20, 2005 (“Waiver and Amendment”), to the Master Repurchase Agreement, dated as of June 30, 2004, as amended by Amendment No. 1, dated as of November 10, 2004, and Amendment No. 2, dated as of January 13, 2005 (collectively, the “Repurchase Agreement”), each between IXIS REAL ESTATE CAPITAL INC. (“Buyer”) and ENCORE CREDIT CORP. (“Seller”).

RECITALS

WHEREAS, the parties hereto have entered into the Repurchase Agreement;

WHEREAS, Seller has requested that Buyer waive and amend certain provisions under the Repurchase Agreement; and

WHEREAS, the parties hereto desire to modify the Repurchase Agreement as set forth in this Waiver and Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.

Unless otherwise defined herein, terms defined in the Repurchase Agreement are used herein as therein defined.

2. Waivers.

Buyer hereby agrees to waive the covenants set forth under Section 11(n) and 11(o) of the Repurchase Agreement solely during the month of January 2005.

3. Amendments.

Buyer and Seller hereby agree to the following amendments to the Repurchase Agreement:

i. Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of “Maximum Amount” in its entirety and replacing it with the following:

a.	““Maximum Amount” shall mean $250,000,000, provided that such amount shall mean $500,000,000 upon 10 days prior written notice from Buyer, in its sole discretion, of its intention to increase such amount.”

ii. Section 2 of the Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

a.	““Termination Date” shall mean the date which is 364 days from the date of the Master Repurchase Agreement, dated as of June 30, 2004, between Encore and Buyer which shall be June 29, 2005 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law, as may be extended pursuant to Section 3(m), provided that upon 10 days prior written notice from Buyer, in its sole discretion, Termination Date shall mean a date up to 364 days from the date requested in Buyer’s written notice.”

iii. Section 11(n) of the Repurchase Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following:

a.	“Maintenance of Tangible Net Worth. Seller shall not permit Tangible Net Worth at any time to be less than the sum of $20 million plus an amount equal to 50% of the aggregate or positive Net Income (without deduction for quarterly losses) as calculated based on Seller’s audited financial statements for the most recent fiscal year ending after the date hereof. In addition, Seller shall maintain an amount of (i) Cash and Cash Equivalents and (ii) available borrowing capacity, determined as the value of collateral pledged at any such time over the outstanding borrowed amount advanced at such time against such collateral under each Existing Financing Facility (taking into account any required overcollateralization) (including, for this purpose, any renewal, extension, substitution or replacement thereof), the sum of which shall equal at least thirty percent (30%) of the Tangible Net Worth (or $7.5 million prior to February 28, 2005) as set forth in the financial statements of Seller from time to time.”

iv. Section 11(o) of the Repurchase Agreement is hereby amended by deleting the clause in its entirety and replacing it with the following:

a.	“Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Seller shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 20:1 (or 35:1 prior to February 28, 2005).”

4. Ratification of Agreement. Except for the limited waivers and amendments covered under this Waiver and Amendment, the Repurchase Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

5. Counterparts. This Waiver and Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Governing Law. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY NEW YORK LAW WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed and delivered as of the day and year first above written.

IXIS REAL ESTATE CAPITAL INC.

By:
Name:
Title:

By:
Name:
Title:

ENCORE CREDIT CORP.

By:
Name:
Title: